Exhibit 99.1

NEWS
INVESTOR CONTACT: (818) 225-3550 David Bigelow or Lisa Riordan MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS JUNE 2007 OPERATIONAL RESULTS

CALABASAS, CA (July 16, 2007) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended June 30, 2007.  Key operational results included the following:

•        Mortgage loan fundings for the month of June totaled $45 billion, an increase of 4 percent from June 2006.

•        Commercial real estate funding volume for the month of June was $814 million, up 75 percent from June 2006.

•        Average daily mortgage loan application activity for June 2007 was $3.1 billion, up 15 percent from June 2006.  The mortgage loan pipeline was $69 billion at June 30, 2007 as compared to $65 billion at June 30, 2006.

•        The mortgage loan servicing portfolio continued to grow, reaching $1.4 trillion at June 30, 2007.  This is an increase of $219 billion, or 18 percent, from June 30, 2006.

•        Banking Operations’ assets were $90 billion at June 30, 2007, which compares to $84 billion at June 30, 2006.

•        Securities trading volume in the Capital Markets segment of $450 billion for June 2007 was 40 percent higher when compared to the same month last year.

•        Net earned premiums from the Insurance segment were $125 million, up 23 percent from June 2006.

“Market conditions became increasingly challenging throughout the second quarter of 2007,” said David Sambol, President and Chief Operating Officer.  “The housing market continues to soften, and delinquencies and defaults continue to rise.  Additionally, interest rates, price competition in the residential lending markets and secondary market volatility have all increased.  However, Countrywide’s residential funding volume in June was strong, driven primarily by seasonal purchase activity and higher application volumes in preceding months.”

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Investor Relations

4500 Park Granada •Calabasas, CA  91302 • 818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; increases in the delinquency rates of borrowers; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein.

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Investor Relations

4500 Park Granada •Calabasas, CA  91302 • 818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.

Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

countrywide financial corporation and subsidiaries
operating statistics(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	June 30	June 30	June 30	June 30
	2007	2006	2007	2006
LOAN PRODUCTION
Number of Working Days in the Period	21	22	126	126
Average Daily Mortgage Loan Applications	$3,144	$2,731	$3,031	$2,600
Mortgage Loan Pipeline (loans-in-process)	$68,533	$64,979
Commercial Real Estate Loan Pipeline (loans-in-process)	$2,206	$1,297

Loan Fundings (2):
Retail Lending	$14,043	$14,708	$81,009	$75,917
Wholesale Lending	7,413	9,283	45,641	50,434
Correspondent Lending	21,875	15,332	110,745	83,056
Capital Markets Purchases	1,558	2,674	4,463	10,620
Banking Operations Purchases (2)	374	1,434	3,269	4,014
Total Mortgage Loan Fundings	45,263	43,431	245,127	224,041
Commercial Real Estate Lending	814	464	4,912	1,963
Total Loan Fundings	$46,077	$43,895	$250,039	$226,004

Total Bank Loan Fundings (3)	$20,699	$12,491	$99,794	$40,676

Loan Fundings in Units (2):
Retail Lending	83,664	92,204	466,459	495,294
Wholesale Lending	36,209	44,785	220,223	244,411
Correspondent Lending	109,615	77,911	548,149	414,004
Capital Markets Purchases	4,651	9,942	14,377	40,585
Banking Operations Purchases (2)	6,638	25,473	31,088	40,429
Total Mortgage Loan Fundings	240,777	250,315	1,280,296	1,234,723
Commercial Real Estate Lending	137	66	608	231
Total Loan Fundings	240,914	250,381	1,280,904	1,234,954

Total Bank Loan Fundings (3)	121,778	100,859	585,071	310,983

Mortgage Loan Fundings (2)(4):
Purchase	$20,739	$21,072	$98,413	$103,045
Non-purchase	24,524	22,359	146,714	120,996
Total Mortgage Loan Fundings	$45,263	$43,431	$245,127	$224,041

Mortgage Loan Fundings by Product (2):
Government Fundings	$2,216	$1,161	$9,224	$6,192
ARM Fundings	$12,599	$21,159	$75,648	$111,892
Home Equity Fundings	$3,734	$5,619	$21,135	$25,241
Nonprime Fundings	$1,853	$4,107	$13,602	$20,411

MORTGAGE LOAN SERVICING (5)
Volume	$1,415,472	$1,196,720
Units	8,737,534	7,757,724
Subservicing Volume (6)	$16,263	$21,975
Subservicing Units	168,026	209,564
Prepayments in Full	$18,577	$19,685	$117,632	$102,265
Bulk Servicing Acquisitions	$2,401	$29	$20,450	$172
Servicing Portfolio Performance - CHL (7)
Delinquency as a percentage of:
unpaid principal balance	4.77%	3.40%
number of loans serviced	4.98%	3.92%
Foreclosures Pending as a percentage of:
unpaid principal balance	0.96%	0.45%
number of loans serviced	0.74%	0.47%

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countrywide financial corporation and subsidiaries
operating statistics(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	June 30 2007	June 30 2006	June 30 2007	June 30 2006
LOAN CLOSING SERVICES (units)
Credit Reports	1,026,845	893,541	5,863,751	5,183,317
Flood Determinations	293,131	316,722	1,772,963	1,761,144
Appraisals	126,686	119,292	704,340	614,866
Automated Property Valuation Services	698,273	488,613	4,707,209	4,120,625
Other	27,245	17,203	151,439	98,151
Total Units	2,172,180	1,835,371	13,199,702	11,778,103

CAPITAL MARKETS
Securities Trading Volume (8)	$450,200	$320,842	$2,107,686	$1,912,691

BANKING
Banking Operations Assets (in billions)	$90	$84

INSURANCE
Net Premiums Earned:
Carrier	$102.0	$83.1	$557.9	$457.1
Reinsurance	22.6	18.6	128.7	107.0
Total Net Premiums Earned	$124.6	$101.7	$686.6	$564.1

Period-end Rates
10-Year U.S. Treasury Yield	5.03%	5.15%
FNMA 30-Year Fixed Rate MBS Coupon	6.26%	6.37%

(1)  This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)  During December 2006, the Company began reporting Banking Operations purchases from third parties. Prior months have been restated to reflect these purchases.

(3)   These loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions and Countrywide Commercial Real Estate Finance, Inc., purchased from non-affiliates or originated by Countrywide Bank and are included in “Total Loan Fundings” above. The amounts include loans funded for both investment and for sale and commercial real estate loans processed by Countrywide Bank. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(4)  Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)   Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(6)   Subservicing volume for non-Countrywide entities.

(7)  Excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(8)  Includes trades with Mortgage Banking Segment.

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